                                                                     Exhibit 4.4

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT DATED JUNE 16, 1998 BY AND BETWEEN PRIMIS, INC. AND CERTAIN OF ITS SHAREHOLDERS.

         No. W-__

                            WARRANT TO PURCHASE STOCK

                                       OF

                                  PRIMIS, INC.

                         VOID AFTER NOVEMBER ____, 2004

                  This certifies that, for value received,_____________________, or its registered assigns ("Holder"), is entitled, subject to the terms set forth below, to purchase from Primis, Inc., a Georgia corporation (the "Company"), the number of shares of Series C Convertible Preferred Stock of the Company ("Series C Preferred Stock") (or Common Stock of the Company ("Common Stock") upon or after the occurrence of an IPO as defined below), as constituted on the date hereof, upon surrender of this Warrant, at the principal office of the Company, with the Notice of Exercise attached hereto as EXHIBIT A duly executed, and simultaneous payment therefor in lawful money of the United States or as otherwise provided hereinafter, at the Exercise Price set forth in Section 2 below. The number, character and Exercise Price of such shares of Series C Preferred Stock (or, upon the occurrence of an IPO, Common Stock) are determined as set forth and are subject to adjustment as provided below. The term "Warrant" as used herein shall include this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued pursuant to the terms of that certain Convertible Promissory Note and Warrant Purchase Agreement dated as of the date hereof (the "Purchase Agreement") in connection with the Company's issuance to the Holder of a Convertible Promissory Note dated as of the date hereof (the "Note"), in the principal amount of _____________________ Dollars ($_________).

                  1. PURCHASE OF SHARES. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company up to that number of fully paid and nonassessable shares of Series C Preferred Stock (or Common Stock in the case of subsection (c) below), as more fully described below, that is equal to:

                       (a) in the event that the Company closes a sale of its preferred stock in which the gross cash proceeds to the Company equal or exceed Twenty Million Dollars ($20,000,000) (including the aggregate amount of debt securities converted into equity securities upon conversion of the Notes issued pursuant to the Purchase Agreement) prior to one hundred eighty (180) days from the date hereof (the "Qualifying Financing"), the quotient obtained by dividing
(i) thirty-five percent (35%) of the principal amount of the Note to which this Warrant relates (the "Warrant Coverage") by (ii) the lower of the Series C Price Per Share (as defined below) and the price per share of the preferred stock sold to investors in the Qualifying Financing;

                       (b) in the event that the Company closes prior to a Qualifying Financing either (i) a sale or transfer of all or substantially all of its assets or (ii) the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company's capital stock such that the Company's shareholders prior to such transaction own, directly or indirectly, less than fifty percent (50%) of the voting power of the surviving entity or the entity that owns 100% of the outstanding securities of such surviving entity (each, a "Sale of the Company"), the quotient obtained by dividing (i) the Warrant Coverage by (ii) the Series C Price Per Share;

                       (c) in the event that the Company closes a firm commitment underwritten public offering of shares of its Common Stock ("Common Stock") under the Securities Act of 1933, as amended (the "1933 Act"), from which the Company receives net proceeds of not less than Thirty Million Dollars ($30,000,000) at a public offering price of not less than the Series C Price Per Share (the "IPO") prior to a Qualifying Financing or Sale of the Company, that number of shares of Common Stock of the Company equal to the quotient obtained by dividing (i) the Warrant Coverage by (ii) the Series C Price Per Share; or

                       (d) in the event that the Company does not close Qualifying Financing, Sale of the Company or IPO prior to the date 180 days from the date hereof, the quotient obtained by dividing (i) the Warrant Coverage by
(ii) $6.00 (subject to adjustment for any stock split, combination, consolidation or stock distributions, stock dividends, recapitalizations or the like).

"Series C Prices Per Share" shall mean $15.31 a share (subject to adjustment for any stock split, combination, consolidation or stock distributions or stock dividends or recapitalizations or the like).

Upon the first to occur of (i) a Qualifying Financing, (ii) an IPO, (iii) a Sale of the Company, or (iv) the date which is one-hundred eighty (180) days from the date hereof if no Qualifying Financing, IPO or Sale of the Company occurs prior thereto, the number of shares of Series C Preferred Stock or Common Stock into which this Warrant may be exercised (the "Shares") shall be permanently established and fixed in accordance with the foregoing subsections and shall only be subject to further adjustment as provided in Section 8 hereof. If the securities issuable to investors in the Qualifying Financing are not preferred stock, all references in this Warrant to "preferred stock" that is issued in such Qualifying Financing shall be deemed to be adjusted accordingly.

Notwithstanding anything herein to the contrary, upon the occurrence of an IPO at any time while this Warrant remains exercisable, the Shares for which this Warrant may be exercised shall automatically be converted into, and all references herein to Shares shall be deemed to refer to, Common Stock of the Company. In the event the Shares for which this Warrant could have been exercised immediately prior to the IPO were Series C Preferred Stock, the shares of Common Stock for which this Warrant may be exercised upon and after the closing of the IPO shall be equal to that number of shares of Common Stock the Holder would have received upon conversion of the Series C Preferred Stock issuable pursuant hereto had the Holder exercised this Warrant immediately prior to the IPO.

                  2. EXERCISE PRICE. Subject to adjustment pursuant to Section 8 hereof the purchase price for the shares ("Exercise Price") shall be (i) upon a Qualifying Financing, the lower of the Series C Price Per Share or the price per share of the preferred stock sold to investors in a Qualifying Financing;
(ii) in the event the Company does not close a Qualifying Financing, Sale of the Company or IPO prior to the date 180 days from the date hereof, $6.00 per share; and (iii) in all other cases, the Series C Price Per Share

                  3. EXERCISE PERIOD. This Warrant shall become exercisable, in whole or in part, but not for less than 5,000 Shares (such number being subject to adjustment as provided in Section 8 hereof), commencing upon the earlier of (i) the closing of the Qualifying Financing, (ii) immediately prior to the closing of the Sale of the Company, (iii) immediately prior to the closing of the IPO or (iv) the date one hundred eighty (180) days from the date set forth on the signature page of this Warrant, and it shall remain so exercisable until 5:00 p.m. on the date which is five (5) years from the date set forth on the signature page of this Warrant; provided, however, that in the event of the closing of a Sale of the Company, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed Sale of the Company, the Company shall notify the holder of the Warrant at least fifteen (15) days prior to the consummation of such event or transaction.

                  4. METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                       (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal office (or such other office of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company);

                       (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased (i) in cash or by check payable to the Company, (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder or (iii) by combination of (i) or (ii); and

                       (c) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Series C Preferred Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Shares for which this Warrant may then be exercised.

                  5. NET EXERCISE. Notwithstanding any provisions herein to the contrary, if this Warrant is exercised in connection with or following the completion by the Company of an IPO, in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                              X = Y (A-B)
                                                  -------
                                                     A

                           Where     X =      the number of shares of Common
                                              Stock to be issued to the Holder

                                     Y =      the number of shares of
                                              Common Stock purchasable
                                              under the Warrant or, if
                                              only a portion of the
                                              Warrant is being exercised,
                                              the portion of the Warrant
                                              being canceled (at the date
                                              of such calculation)

                                     A =      the Fair Market Value of one
                                              share of Company's Common Stock
                                              (at the date of such calculation)

                                     B =      Exercise Price (as adjusted to
                                              the date of such calculation)

For purposes of the above calculation, Fair Market Value means, if the Company's Common Stock is traded on a national securities exchange or the NASDAQ National Market System, the average of the last reported sales price over the five (5) days immediately preceding the date of valuation at which the Common Stock has traded on such national securities exchange or NASDAQ National Market System or, if the Company's Common Stock is traded in the over-the-counter market, the average of the bid and asked prices on the over-the-counter market, on the date of valuation.

                  6. CERTIFICATES FOR SHARES. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the Notice of Exercise.

                  7. ISSUANCE OF SHARES. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

                  8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                       (a) MERGER, SALE OF ASSETS, ETC. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provisions shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 8. The foregoing provisions of this Section 8(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                       (b) RECLASSIFICATION, ETC. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 8.

                       (c) SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                       (d) ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend (other than the 7% per annum dividend which accrues on the Series C Preferred Stock pursuant to the terms set forth in the Company's Amended and Restated Articles of Incorporation), then in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available to it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 8.

                       (e) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 8, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustment and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number and kind of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

                       (f) NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 8 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

                  9. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

                  10. NO SHAREHOLDER RIGHTS. Subject to Sections 8 and 13 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Series C Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein. However, nothing in this Section 10 shall limit the right of the Holder to be provided the Notices required under this Warrant or the Purchase Agreement.

                  11.  TRANSFERS OF WARRANT.

                       a. WARRANT REGISTER. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his or her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

                       b. TRANSFERABILITY AND NONNEGOTIABILITY OF WARRANT. This Warrant may not be transferred or assigned in whole or in part without compliance with (i) all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company) and (ii) the terms and conditions of that certain Amended and Restated Shareholders' Agreement, dated as of June 16, 1998, by and among the Company and certain of its shareholders.

                       c. EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers contained in this
Section 11, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

                       d.    COMPLIANCE WITH SECURITIES LAWS.

                             i.   The Holder of this Warrant, by acceptance
hereof, acknowledges that this Warrant and the shares of Series C Preferred Stock (and the shares of Common Stock into which such shares of Series C Preferred Stock convert) or Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Series C Preferred Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Series C Preferred Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that the Holder is an "accredited investor" as defined in Section 501 of the regulations adopted under the Act or that the shares of Series C Preferred Stock so purchased may be issued without registration under the Act and under applicable state securities laws.

                             ii.  All shares of Series C Preferred Stock (and
the shares of Common Stock into which such shares of Series C Preferred Stock convert) or Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT DATED JUNE 16, 1998 BY AND BETWEEN THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS.


                  12. RESERVATION OF STOCK. The Company covenants that, during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Series C Preferred Stock (and Common Stock) a sufficient number of shares to provide for the issuance of Series C Preferred Stock or Common Stock, as applicable, upon the exercise of this Warrant (and the issuance of Common Stock upon the conversion of such Series C Preferred Stock) and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Series C Preferred Stock (and Common Stock) issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be fully paid, nonassessable, free of preemptive rights (other than preemptive rights which have been waived) and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Series C Preferred Stock upon the exercise of this Warrant.

                  13.  NOTICES.

a.                In case:

         (1) the Company shall take a record of the holders of its Series C Preferred Stock (or other securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

         (2) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

         (3)      of any voluntary dissolution, liquidation or winding-up for the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Series C Preferred Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Series C Preferred Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

b. All such notices, advices and communications shall be deemed to have been received as set forth in Section 17 below.

                  14. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

                  15. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of two thirds of the shares of Series C Preferred Stock issued or issuable upon exercise of Warrants issued pursuant to the Purchase Agreement. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

                  16. EFFECT OF AMENDMENT OR WAIVER. The Holder acknowledges that by the operation of Section 16 hereof, the holders of two thirds of the shares of Series C Preferred Stock issued or issuable upon exercise of Warrants issued pursuant to the Purchase Agreement will have the right and power to diminish or eliminate all rights of such holder under this Warrant or under the Purchase Agreement.

                  17. NOTICES. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

                  18. ATTORNEYS' FEES. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

                  19. CAPTIONS. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

                  20. GOVERNING LAW. This Warrant shall be governed by the laws of the State of Georgia as applied to agreements among Georgia residents made and to be performed entirely within the State of Georgia.


                                  {END OF TEXT}

                  IN WITNESS WHEREOF, Primis, Inc. caused this Warrant to be executed by an officer thereunto duly authorized as of this 3rd day of December, 1999.

                                       PRIMIS, INC.

                                       By:______________________________________
                                          Leslie H. Schreiner, CFO and Secretary

                                    EXHIBIT A

                               NOTICE OF EXERCISE

To:  PRIMIS, INC.

                  The undersigned hereby elects to [CHECK APPLICABLE
SUBSECTION]:

________          (a)      Purchase  _________________ shares of Series C
                           Preferred Stock or Common Stock, as applicable, of Primis, Inc., pursuant to the terms of the attached
                           Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

                  OR

________          (b)      Exercise the attached Warrant for [all of the shares]
                           [________ of the shares] [CROSS OUT INAPPLICABLE
                           PHRASE] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

                  The undersigned  hereby  represents and warrants that the

undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or a view to distribution of such shares or any part thereof.

                                       WARRANTHOLDER:

                                       -----------------------------------------


                                       By:
                                          --------------------------------------
                                          [NAME]

                            Address:
                                       -----------------------------------------

                                       -----------------------------------------

Date:
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Name in which shares should be registered:

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